UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2010

 AMERICAN POWER CORP.
(F/K/A TEEN GLOW MAKEUP, INC.)
(Exact Name of Registrant as Specified in Charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
333-151517 (Commission File Number)	26-0693872 (IRS Employer Identification Number)
16 Market Square Centre
1400 16th Street, Suite 400
Denver – CO 80202
Tel: 720.932.8389
Fax: 720.222.5151
(Address of principal executive offices)

 Copies to:
JPF Securities Law, LLC
19720 Jetton Road
Suite 300
Cornelius, NC 28031
Tel: 704-897-8334
Fax: 270- 897-8338

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Exhibit 10.1 Agreement and Plan of Merger
Signatures

Item 1.01 Entry into a Material Definitive Agreement

Due to a sudden internal policy shift at the Financial Industry Regulatory Authority (“FINRA”), our recent name change and forward stock split did not result in a ticker symbol change to letters that accurately reflect our new name “American Power Corporation”.  Accordingly, the Board of Directors believes it is in the best interest of the company to restructure such that FINRA’s internal policies governing Over the Counter Bulletin Board companies will allow us to receive a new ticker symbol that accurately reflects the new name of our organization.  The board believes this action will help to minimize investor confusion and position the company to conduct business in the future with a ticker symbol that corresponds to the actual name of our organization.

As a result of the foregoing, American Power Corporation (the “Corporation”) and American Power Merger Corporation (“APMC”), a Nevada corporation and subsidiary of the Company, entered into an Agreement and Plan of Merger (“Merger Agreement”) effective as of July 9, 2010.

Pursuant to the Merger Agreement,APMC, a subsidiary of the Corporation, merged with and into the Corporation, pursuant to the laws of the State of Nevada (the “Merger”) as hereinafter provided, so that the separate existence of APMC ceased, and thereupon APMC and the Corporation became a single corporation (the “Surviving Corporation”), which shall continue to exist under the name American Power Corporation, and be governed by, the laws of the State of Nevada.

The Merger shall become effective on the date that a Certificate of Ownership and Merger with respect to the Merger, is accepted for filing by the Office of the Secretary of State of Nevada (the “Effective Time”) and all other filings or recordings required by the Nevada Revised Statutes in connection with the Merger are made.

Upon the effectiveness of the Merger, the Surviving Corporation shall adopt a Certificate of Incorporation that:  (a) provides a capital structure that does not enhance or diminish the relative positions of the outstanding shares; (b) does not adversely affect any class of securities; and (c) provides usual and customary rights, privileges and responsibilities, including the right to indemnification of officers and directors, that are customarily available to the officers and directors of a Nevada corporation, and the Bylaws, each of which is hereby authorized and approved for adoption by the Surviving Corporation.

Immediately following the Effective Time of the Merger, the members of the board of directors and officers of the Corporation immediately before the Effective Time of the Merger shall be the members of the Board of Directors and corresponding officers of the Surviving Corporation.

At the Effective Time, the name of the Surviving Corporation shall continue to be American Power Corporation.

At the Effective Time, the Corporation shall continue in existence as the Surviving Corporation, and without further transfer, succeed to and possess all of the rights, privileges and powers of APMC, and all of the assets and property of whatever kind and character of APMC shall vest in the Surviving Corporation without further act or deed; thereafter, the Surviving Corporation, shall be liable for all of the liabilities and obligations of APMC, and any claim or judgment against APMC may be enforced against the Surviving Corporation in accordance with Section 92A.200 of the Nevada Law.

The foregoing summaries are qualified in their entirety by reference to the full text of the Agreement and Plan of Merger, which is filed herewith as exhibit 10.1.

Item 3.03 Material Modification to Rights of Security Holders

Although this transaction will not enhance or diminish the relative positions or rights of the outstanding shareholders, you will be asked to exchange your existing stock certificate for a new stock certificate with a new CUSIP number.

No pro rata issuance in exchange for the shares of stock of APMC issued and outstanding immediately prior to the Effective Time of the Merger shall be made, and such shares shall be surrendered and extinguished.

Each share of common stock, par value $0.001 per share of the Corporation which shall be issued and outstanding immediately prior to the Effective Time shall be exchanged on a 1:1 pro rata basis for new shares of common stock, par value $0.001 per share in the Surviving Corporation, and from and after the Effective Time, the holders of all said issued and outstanding shares of stock of Corporation shall automatically become holders of shares of the Surviving Corporation, whether or not certificates representing said shares are then issued and delivered.

After the Effective Time of the Merger, each holder of record of any outstanding certificate or certificates theretofore representing stock of the Corporation may surrender the same to the Surviving Corporation at its offices at 16 Market Square Centre, 1400 16th Street, Suite 400, Denver, CO 80202 or such other office location as the Surviving Corporation may establish or maintain, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of shares of common stock of the Surviving Corporation equal to the product of 1 and the number of shares of common stock of the Corporation represented by such surrendered certificates (the “Conversion Amount”). Until so surrendered, each outstanding certificate, which prior to the Effective Time of the Merger represented one or more shares of stock of the Corporation, shall be deemed for all corporate purposes to evidence ownership of shares of stock of the Surviving Corporation equal to the Conversion Amount.

  Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Power Corp. (F/K/A Teen Glow Makeup, Inc.)

DATED: July 13, 2010	By:	/s/ Johannes Petersen
Johannes Petersen, President

Exhibit Index

Exhibit 10.1  Agreement and Plan of Merger